Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

INOZYME PHARMA, INC.

at

$4.00 Net Per Share

Pursuant to the Offer to Purchase Dated June 2, 2025

by

INCLINE MERGER SUB, INC.

a wholly-owned subsidiary of

BioMarin Pharmaceutical Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON JUNE 30, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share (the “Shares”), of Inozyme Pharma, Inc., a Delaware corporation and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Computershare Trust Company, N.A., the paying agent for the Offer (the “Paying Agent”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to one minute following 11:59 p.m., Eastern Time, on June 30, 2025, unless extended or earlier terminated as permitted by the Agreement and Plan of Merger, dated as of May 16, 2025 (as it may be amended or supplemented from time to time). Such form may be delivered by facsimile transmission or mail to the Paying Agent. See Section 3 of the Offer to Purchase (as defined below).

The Paying Agent for the Offer is:

Computershare Trust Company, N.A.

If delivering by trackable mail, including overnight delivery or any other expedited service:	If delivering by mail:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions; COY: INZY 150 Royall Street, Suite V Canton, Massachusetts 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions; COY: INZY P.O. Box 43011 Providence, Rhode Island 02940-3011

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE PAYING AGENT.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Incline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of BioMarin Pharmaceutical Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 2, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the following Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.	(please print)

Name of Tendering Institution:	Address(es):

(Zip Code)
Account No.:

Dated: , 2025

Area Code and Telephone No(s):

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) the delivery to the Paying Agent of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Paying Agent’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one Nasdaq Stock Market trading day of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.